EXHIBIT 10.1

                           TOWER PRODUCTION AGREEMENT





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                           TOWER PRODUCTION AGREEMENT


This Agreement, dated this 11th day of May. 2005, by and between TOWER TECH SYSTEMS, INC., a Wisconsin corporation (hereinafter "TTSI") and VESTAS Towers Inc., a foreign corporation (hereinafter "VESTAS");

WHEREAS, TTSI is engaged in the manufacturing of wind towers (towers) at its plant located in Manitowoc, Wisconsin, USA, more particularly located at 101 S. 16th Street, and VESTAS desires to contract with TTTSI to have TTSI become an exclusive tower supplier to VESTAS under the terms and conditions contained herein; and

WHEREAS, TTSI desires to enter into a contract with VESTAS whereby TTSI becomes an exclusive supplier of towers to VESTAS pursuant to the terms and conditions of the Agreement; and

WHEREAS, VESTAS and TTSI will form a strategic alliance whereby VESTAS will supply TTSI with certain fabrication and production support and a minimum number of towers to construct for each year of the Agreement at agreed upon prices for labor and materials and TTSI will furnish the towers pursuant to the Agreement and not manufacture towers for any other company unless allowed by this Agreement or VESTAS breaches the Agreement; and

NOW, THEREFORE, the parties to this Agreement hereby agree that:

1.    VESTAS SHALL:

      a) provide all materials except those required to be provided by TTSI. The term of this Agreement shall be for two (2) years commencing the date this Agreement is executed. For the first year of the Agreement, VESTAS shall order, accept delivery of and pay for a minimum of seventy-two (72) towers. For the second year of this Agreement, VESTAS shall order, accept delivery of and pay for a minimum of seventy-five (75) towers. The towers shall be equal to 300 sections, with a minimum of 12 sections per month.

       b) issue individual purchase orders for each tower series that it orders from TTSI including the necessary approved final plans and specifications for the towers being ordered as well as the delivery schedules;

       c) issue the first purchase order for twenty-two (22) towers to be delivered pursuant to the delivery schedule contained in the purchase order at a cost of $135,000.00 per tower. This price includes partial costs for material for door frame and oscillation damper and the cost of the same will be negotiated by both parties, when the prices are known. Upon completion of said first order, VESTAS will issue additional purchase orders for at least the minimum number of towers required for year one of this Agreement at:

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                  o    1.75  times  the  man-hours  VESTAS uses in their Denmark
                       tower manufacturing facility to produce the same series of tower. This applies for the production of the "black tower".
                  o    USD  12.70  per  square  meter,  which   includes   sweep
                       blasting, metalizing and painting according to VESTAS specification 900960
                  o 1 times the man-hours VESTAS uses in their Denmark tower manufacturing facility for installation of internals

       d) issue purchase orders to TTSI for the second year of this Agreement of at least the minimum number of towers required under this Agreement priced at:
                  o 1.5 times the man-hours VESTAS uses in their Denmark tower manufacturing facility to produce the same series tower. This applies for the production of the "black tower".
                  o USD 12.70 per square meter, which includes sweep blasting, metalizing and painting according to VESTAS specification 900960
                  o 1 time the man hours VESTAS uses in their Denmark tower manufacturing facility for installation of internals

       e) have the ability once production starts to negotiate costs due to changes.

       f) have a right to furnish all material,. Plate will, if furnished Vestas, be delivered to TTSI already pre-blasted and primed (to be determined at time of order.)

       g)     supply  all  paint  used  for  painting  towers  based  on  Vestas
              Calculation of usage per square meter. Any additional paint required over and above this calculation shall be paid for by TTSI.

       h)     begin  negotiating  an  extension  of  this  Agreement  or  a  new
              Agreement with TTSI upon the conclusion of (18) months from the date of this Agreement.

       i) issue purchase orders to TTSI for the minimum number of towers required under this Agreement plus at the discretion Vestas any additional purchase orders.

       j) during week twenty-two-(22) through week thirty (30) of calendar year 2005, VESTAS shall supply TTSI, at the sole cost and expense of VESTAS, one (1) project manager and three (3)floor supervisors to assist TTSI and it's employees in the fabrication and assembly process. During this time period, the VESTAS supplied supervisors shall be available to consult and train TTSI employees in all aspects of the tower manufacturing process.


2.     TTSI SHALL:

       a) until VESTAS orders are completed devote all of its tower production to VESTAS according to the plans and specifications that VESTAS supplies to TTSI, and build no towers for competitors of VESTAS in the wind energy business without the expressed written consent of VESTAS unless allowed herein



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       b)     provide  "as  built" towers  for VESTAS  pursuant to the terms and conditions of the purchase orders supplied to TTSI by VESTAS.

       c) give VESTAS the first right of refusal to utilize and additional tower production capacity that TTSI has or develops.

       d) be paid $31 per ton to cut and bevel steel plates for towers. Furthermore for any additional material beyond what is included the original scope of work TTSI shall be paid at cost plus 25% on secondary materials and consumables including welding materials and at cost plus 6% for primary materials that TTSI is required to purchase and finance under any VESTAS purchase order.

       e) be paid USD$65 per hour for all production work carried out for VESTAS. At each one year anniversary of the Agreement, the hourly rate paid by VESTAS for work carried out by TTSI shall be adjusted by the yearly average of Consumer Price Index as published by the U.S. Department of Commerce or other official source of such information

       f)     provide  the   appropriate  production,  engineering  and  quality
              support as is required in the industry. TTSI shall, at its cost, hire Gotfred Lauridsen and his associate as consultant for a period of up to 12 weeks to assist TTSI in organizing the fabrication and assembly areas and to assist TTSI in establishing the efficiencies necessary to efficiently and expeditiously produce quality towers

       g) hire and train the necessary manpower required to produce at least 75 towers pr year. The manpower has to be trained and ready for production in week 19-2005

       h)     set up QS-system compliant to VESTAS's guidelines.

       i) after completion of an order, inform VESTAS about the production hours used to produce this specific order.

       j) within 2 months from signing this Agreement, Vestas and TTSI shall complete negotiations and execute the VESTAS Tower Purchase Agreement.

       k) have the ability once production starts to negotiate costs due to changes


3.     REMEDIES FOR TTSI'S BREACH

       Should TTSI, during the term of this Agreement, produce any towers not ordered by VESTAS while VESTAS orders are uncompleted or without the expressed written consent of VESTAS, TTSI shall pay VESTAS the sum of Five Hundred Thousand and 00/100ths Dollars $500,000.00) (US) to VESTAS as liquidated damages for violation of the Agreement. Said liquidated damage payment shall be made to VESTAS within fourteen (14) days of the notice to TTSI by VESTAS of TTSI's breach of this


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       Agreement.  The payment of the liquidated  damage to VESTAS shall release
       TTSI from the first right of refusal to utilize any additional tower production capacity that TTSI has or develops, given to VESTAS.

4.     REMEDIES FOR VESTAS BREACH

       Should VESTAS fail to issue TTSI the purchase orders necessary to comply with the minimum requirements for towers under this Agreement, the Agreement shall terminate and all obligations of TTSI hereunder shall be null and void. For purposes of this paragraph, if VESTAS has not issued purchase orders to TTSI for the minimum number of towers according to this agreement then TTSI shall issue a notice of default and VESTAS shall, within five (5) days, issue a purchase order or purchase orders for at least the minimum number of towers to be in compliance with this Agreement or be in default as indicated hereunder and TTSI shall be free to solicit other tower orders without penalty.


5.     INTERPRETATION

       This Agreement shall be interpreted under the laws of the State of Wisconsin, United States of America, and be venued in the Circuit Court of Manitowoc County, Wisconsin.

6.     AMENDMENTS OR MODIFICATIONS

       All amendments or modifications hereto shall be in writing and signed by all parties hereto. There shall be no oral modification of this Agreement.


Dated this 11th day of May, 2005.



TOWER TECH SYSTEMS, INC.                   VESTAS Towers Inc.



By /s/ TERENCE P. FOX                      By  /s/ CHRISTIAN ANDERSON
  --------------------------------           -----------------------------------
  Terence P. Fox, General Counsel             Christian Anderson


                                           VESTAS Towers A/S


                                           By /s/ SOREN HALMO KRISTENSIN
                                             -----------------------------------
                                             Soren Halmo Kristensin, President